CONSULTANT AGREEMENT

This agreement ("Agreement") is effective as of the 1st of April 2018, by and between Alternative Investment Corporation (the "Company") located at 150 East 52nd St, Suite 1102, New York, NY 10022, and Antonio Treminio and/or designees located at 144 East 7th Street, Apt 811 New York, NY 10009 (hereinafter referred to as "Consultant") and based upon the following:

Recitals

A. The Company is organized under the laws of the State of Nevada and is engaged in the business of seeking out and making investments and/or acquisitions in the real estate, technology and other markets.

8. The Consultant was appointed as CEO and Director of the Company on December 1st, 2017.

C. The Company desires to now formally memorialize the engagement of the Consultant's services.

NOW THEREFORE, in consideration of good and valuable consideration, receipt whereof is hereby acknowledged, mutual promises hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant agree as follows:

ARTICLE I
DUTIES AND TERM

1.1 The parties agree that the recitals shall be deemed part of the body of this agreement.

1.2 The Company hereby agrees to compensate the Consultant and the Consultant hereby accepts his role in the above capacity for the Company.

1.3 Any Company related work outside the scope of this agreement must be requested of the Consultant and the Consultant may notify the Company in advance of any additional charges that would be due for such added work.

1.4 Unless sooner terminated, as hereinafter provided, the term of Consultant for this Agreement hereunder shall commence on the effective date of this Agreement and shall continue for six (6) months and be subject to the terms and the provisions hereof.

1.5 Should Consultant be unable to, or unwilling to, provide services as required by this agreement, then the Company has the right to terminate this Agreement with 30 days written notice and opportunity to cure.

ARTICLE II
SERVICES

2.1 The Services to be performed by Consultant hereunder during the term may include, in the discretion of the Company's Board of Directors any one or more of the following activities:

2.1.1 The direction and execution of all management activities of the Company;

2.1.2 Implementation and direction of the Company's business plan as approved by the Board of Directors;

2.1.3 Formulating and driving the Company's investment and added value goals including potential mergers and acquisitions;

2.1.4 Overseeing and managing all essential day-to-day administrative and financial functions of the Company;

2.1.5 Developing and managing relationships with partners, prospects and clients;

2.1.6 Continuing to manage bank signatory rights for Company (and establishment of any additional co-signers);

2.1.7 Manage investment drawdowns from funding(s) of Company, if any; and, monitor all related requirements and conditions as applicable.

ARTICLE III
COMPENSATION

3.1 Monthly Fee. For the Services rendered by the Consultant W1der this Agreement, the Company shall pay the Consultant a Monthly Fee of Five Thousand ($5,000) dollars effective January 1, 2018 and ending September 30, 2018; plus in addition, 10,000 shares per month shall be issued, between April through June 2018, for a total of30,000 shares deemed to be issued and vested on June30th, 2018. The value of such shares shall be based on the

price of the Company's shares as last traded on the public markets - a price of $0.85 per share.

3.2 Expenses. Expenses covered will be any business related costs incurred by the Consultant on behalf of the Company. Any expenses over $2,000 a month will need the Company's approval in advance.

ARTICLE IV
NON-DISCLOSURE AND CONFIDENTIALITY

In consideration of the compensation granted to the Consultant hereunder, and provided that the Company is not in breach of its obligations to the Consultant hereunder or under the agreements entered into contemporaneously herewith, the Consultant specifically agrees to be bound under the terms of this Article III.

4.1 Non-Disclosure. Consultant will acquire and create information respecting the intimate and confidential affairs of the Company in various phases of its business. The Consultant expressly agrees to disclose to the Company any and all information, discovered by the Consultant that may be relevant to the Company's business activities.

4.2 Proprietary Information. Consultant agrees that all Proprietary Information shall be the Company's sole and exclusive property. Consultant shall not, except for Company use, copy, duplicate, or disclose to any third party not working for or in cooperation with the Company, any Proprietary Information, nor remove same from the Company's facilities, nor use any information concerning same except for the Company's benefit during his employment. The Consultant agrees that he will deliver all tangible forms of the Proprietary Information that may be in his possession to

the Company upon termination of this Agreement, or at any other time on the Company's request, together with his written certification of compliance thereto.

4. 3 Continuation of Obligation. Consultant's obligations of confidentiality and cooperation set forth m the Article Ill are ongoing in nature and shall not terminate upon termination of Consultant's agreement with Company.

ARTICLE V
TERMINATION

5.1 Termination by Company. The Company reserves the right to terminate Consultant's contract under this Agreement should any of the following occur during the term:

a. Consultant's material breach of or failure to perform his obligations in accordance with the terms and conditions of this Agreement, after the expiration of thirty (30) days written notice to Consultant and opportunity to cure.

b. A determination shall be made by the Board of Directors of the Company that the same cannot be operated on a profitable basis, and the Company contemporaneously dissolves.

c. Consultant shall perform an act of gross negligence or willful misconduct in the performance of his duties hereunder, which materially and adversely affects the Company or its business.

5.2 Termination by Consultant. Consultant may terminate consulting contract by giving thirty (30) days written notice of intent to terminate.

ARTICLE VI
MISCELLANEOUS

6.1 Records and Files. All records, charts and files concerning customers or suppliers of the Company shall belong to and remain the property of the Company. Upon termination of his agreement hereunder, the Consultant shall not be entitled to keep or reproduce the Company's records or charts related to any customer or supplier. In this regard, the Company and the Consultant both acknowledge that certain records maintained by the Company may be the property of the Company's customers. Such records shall be delivered by the Company to such customers upon demands.

6.2 Rights and Obligations of Successors. This Agreement shall not be assignable or transferable by the Company or the Consultant.

6.3 Remedies. Consultant understands that the Company would not have any adequate remedy at law for the material breach or threatened breach by him or her of Article III of this Agreement and agrees that in the event of any such material breach or threatened breach, the Company may, in addition to the other remedies which may be available to it in law, seek remedies in equity, including injunctions.

6.4 Paragraph Headings. The paragraph headings of this Agreement are inserted only for convenience and in no way define, limit or describe the scope or intent of this Agreement nor affect its terms and provisions.

6.5 Governing Law. This Agreement, and all matters relating hereto, including any matter or dispute arising out of the Agreement, shall be interpreted, governed, and enforced according to the laws of the State of New York, and the parties hereto consent to the Jurisdiction any appropriate court in the State of New York to resolve such disputes.

6.6 Severability. In the event any provision of this Agreement is found by a court of competent jurisdiction to be inconsistent with or contrary to any applicable law, ordinance or regulation, the latter shall be deemed to control, and the Agreement shall be regarded as modified

accordingly, giving full force and effect, to the extent possible, or the remaining terms and provisions of this Agreement.

6.7 Amendments. This Agreement may be amended at any time upon unanimous agreement of the parties hereto which amendment(s) must be reduced to writing and signed by all parties in order to become effective.

6.8 Indemnification. The Company shall indemnify and hold harmless the Consultant and its Managing Member from and against all claims and demands to the maximum extent permitted under the New York Act.

6.9 Entire Agreement. This Agreement constitutes and represents the entire agreement of the parties hereto with respect to the subject matter hereof, and all other, prior agreements, covenants, promises and conditions, verbal or written, between these parties with respect to the subject matter hereof are incorporated herein. No party hereto has relied upon any other promise, representation or warranty, other than those contained herein, in executing this Agreement.

6.10 Attorney's Fees. In the event any party hereto shall be in default or breach of this Agreement, said party shall pay and be liable for all reasonable attorney's fees, court costs and costs of collection incurred by the non-defaulting or non-breaching party in prosecuting and/or protecting its rights hereunder.

6.11 Execution. This Agreement may be executed in multiple copies, each of which shall be deemed an original. For purposes hereof, facsimile copies shall be deemed originals.

SIGNATURES:

COMPANY:

Alternative Investment Corporation

By: /s/ Jack Fattal
Jack Fattal, Attorney

CONSULTANT:

By:/s/Antonio Treminio
Antonio Treminio